UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

The Pantry, Inc.

(Name of registrant as specified in its charter)

Not Applicable

(Name of person(s) filing proxy statement, if other than the registrant)

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The following communication was sent to employees of The Pantry, Inc. on January 30, 2014:

Dear Pantry Team Members:

As I mentioned in my earlier note, we are committed to keeping you informed regarding the process around the shareholder nominations to our board.

Late yesterday we filed our preliminary proxy materials relating to the Company’s upcoming annual meeting of shareholders (click here to access the filing). I am pleased to report that our board has nominated Tad Dickson, who served as Chief Executive Officer of Harris Teeter until its recent merger with Kroger, to serve on our Board. If elected, Tad will bring to the board nearly two decades of operational and management experience in the supermarket industry, including more than 15 years as a public company director. Tad also has broad real estate knowledge particularly in our core geographies.

Our preliminary proxy statement also includes background information relating to the shareholder nominations, which can be found on page 6 under the caption “Background of the Solicitation”. As is customary, our preliminary materials are subject to review by the Securities and Exchange Commission. Once the SEC completes its review, we will file and mail to our shareholders our definitive proxy materials enabling shareholders to vote at the annual meeting.

Thank you all for remaining focused on jobs at hand and our strategic priorities. We’ll continue to keep you posted.

See below for important information regarding our proxy materials.

Sincerely,
Dennis

DENNIS HATCHELL President and CEO The Pantry, Inc. 305 Gregson Drive Cary, NC 27511 919-566-1268 dennis.hatchell@thepantry.com

Important Additional Information

The Pantry, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from The Pantry’s stockholders in connection with the matters to be considered at The Pantry’s 2014 Annual Meeting of Stockholders. The Pantry has filed a preliminary proxy statement and form of white proxy card with the SEC in connection with its 2014 Annual Meeting of Stockholders. When completed, a definitive proxy statement and white proxy card will be mailed to The Pantry’s stockholders. THE PANTRY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement and other materials to be filed with the SEC in connection with The Pantry’s 2014 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by The Pantry with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at The Pantry’s website at www.thepantry.com, by writing to The Pantry at 305 Gregson Drive, Cary, North Carolina 27511, Attention: Secretary or by calling The Pantry’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.